Exhibit 3.40

BYLAWS

OF

KING EXTRUSIONS LIMITED (NOW KNOWN AS ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.)

Originally adopted on:	January 1, 1990
Amendments are listed on page i

KING EXTRUSIONS LIMITED

AMENDMENTS

Section	Effect of Amendment	Date of Amendment

i

BYLAWS

OF

KING EXTRUSIONS LIMITED

SECTION 1.                            OFFICES

The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors (“Board”) may designate. The corporation may have such other offices, either within or without the State of Washington, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2.                            SHAREHOLDERS

2.1                               Annual Meeting.  The annual meeting of the shareholders shall be held the second Monday of January in each year at the principal office of the corporation for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

2.2                               Special Meetings.  The Chairman of the Board, the President, the Board, or the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting, may call special meetings of the shareholders for any purpose.

2.3                               Meetings by Telephone.  Shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

2.4                               Place of Meeting.  All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Washington designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the shareholders entitled to notice of the meeting.

2.5                               Notice of Meeting.  The Chairman of the Board, the President, the Secretary, the Board, or shareholders calling an annual or special meeting of shareholders as provided for herein, shall cause to be delivered to each shareholder entitled to notice of or to vote at the meeting either personally or by mail, not less than ten nor more than sixty days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. At any time, upon written request of the holders of not less than one-tenth of all of the outstanding shares of the corporation entitled to vote at the meeting, it shall be the duty of the Secretary to give notice of a special meeting of shareholders to be held on such date and at such place and time as the Secretary may fix, not less than ten nor more than thirty-five days after receipt of said request, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company.

2.6                               Waiver of Notice.  Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.7                               Fixing of Record Date for Determining Shareholders.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a dividend, the date and hour on which the notice of meeting is mailed or on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date and time for such determination. Such a determination shall apply to any adjournment of the meeting.

2.8                               Voting Record.  At least ten days before each meeting of shareholders, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each shareholder. This record shall be kept on file at the registered office of the corporation for ten days prior to such meeting and shall be kept open at such meeting for the inspection of any shareholder.

2.9                               Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.10                        Manner of Acting.  If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

2.11                        Proxies.  A shareholder may vote by proxy executed in writing by the shareholder or by his or her attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A proxy shall become invalid eleven months after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

2.12                        Voting of Shares.  Each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of shareholders shall be entitled to one vote upon each such issue.

2.13                        Voting for Directors.  Each shareholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are Directors to be elected and for whose election such shareholder has a right to vote, or, unless otherwise provided in the Articles of Incorporation, each such shareholder may cumulate his or her votes by distributing among one or more candidates as many votes as are equal to the number of such Directors multiplied by the number of his or her shares.

2.14                        Action by Shareholders Without a Meeting.  Any action which could be taken at a meeting of the shareholders may be taken without a meeting if a written consent setting forth the action so taken is signed by all shareholders entitled to vote with respect to the subject matter thereof. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders.

SECTION 3.                            BOARD OF DIRECTORS

3.1                               General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board, except as may be otherwise provided in these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.2                               Number and Tenure.  The Board shall be composed of not less than one (1) nor more than ten (10) Directors, the specific number to be set by resolution of the Board. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director dies, resigns, or is removed, he or she shall hold office until the next annual meeting of shareholders or until his or her successor is elected, whichever is later. Directors need not be shareholders of the corporation or residents of the State of Washington.

3.3                               Annual and Regular Meetings.  An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution the Board, or any committee thereof, may specify the time and place either within or without the State of Washington for holding regular meetings thereof without other notice than such resolution.

3.4                               Special Meetings.  Special meetings of the Board or any committee designated by the Board may be called by or at the request of the Chairman of the Board, the President, the Secretary or, in the case of special Board meetings, any one Director and, in the case of any special meeting of any committee designated by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Washington as the place for holding any special Board or committee meeting called by them.

3.5                               Meetings by Telephone.  Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

3.6                               Notice of Special Meetings.  Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

3.6.1                      Personal Delivery.  If notice is given by personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

3.6.2                      Delivery by Mail.  If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail at least five days before the meeting properly addressed to a Director at his or her address shown on the records of the corporation with postage prepaid.

3.6.3                      Delivery by Telegraph.  If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company for delivery to a Director at his or her address shown on the records of the corporation at least three days before the meeting.

3.6.4                      Oral Notice.  If notice is delivered orally, by telephone or in person, the notice shall be deemed effective if personally given to the Director at least two days before the meeting.

3.7          Waiver of Notice.

3.7.1                      In Writing.  Whenever any notice is required to be given to any Director under the provisions of these Bylaws,

the Articles of Incorporation or the Washington Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee designated by the Board need be specified in the waiver of notice of such meeting.

3.7.2                     By Attendance.  The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.8                               Quorum.  A majority of the number of Directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

3.9                               Manner of Acting.  The act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Washington Business Corporation Act.

3.10                        Presumption of Assent.  A Director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such Director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A Director who voted in favor of such action may not dissent.

3.11                        Action by Board or Committees Without a Meeting.  Any action which could be taken at a meeting of the Board or of any committee designated by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

3.12                        Resignation.  Any Director may resign at any time by delivering written notice to the Chairman of the Board, the

President, the Secretary or the Board, or to the registered office of the corporation, or by giving oral notice at any meeting of the Directors or shareholders. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.13                        Removal.  At a meeting of shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed with or without cause, unless the Articles of Incorporation permit removal for cause only, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors. If the Articles of Incorporation permit cumulative voting in the election of Directors, then if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his or her removal would be sufficient to elect such Director if then cumulatively voted at an election of the entire Board or, if there are classes of Directors, at an election of the class of Directors of which such Director is a part.

3.14                        Vacancies.  Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board for a term of office continuing only until the next election of Directors by the shareholders.

3.15                        Executive and Other Committees.

3.15.1              Creation of Committees.  The Board, by resolution adopted by a majority of the number of Directors fixed by or in the manner provided in these Bylaws, may appoint standing or temporary committees, including an Executive Committee, from its own number and invest such committees with such powers as it may see fit, subject to such conditions as may be prescribed by the Board, these Bylaws and applicable law.

3.15.2              Authority of Committees.  Each committee shall have and may exercise all of the authority of the Board to the extent provided in the resolution of the Board designating the committee and any subsequent resolutions pertaining thereto and adopted in like manner, except that no such committee shall have the authority to: (1) approve or recommend to shareholders actions or proposals required by the Washington Business Corporation Act to be approved by shareholders, (2) fill vacancies on the Board or any committee thereof,

(3) amend these Bylaws, (4) fix compensation of any Director for serving on the Board or on any committee, (5) approve a plan of merger, consolidation, or exchange of shares not requiring shareholder approval, (6) appoint other committees of the Board or the members thereof, or (7) amend the Articles of Incorporation, except that a committee may, to the extent authorized in any resolution providing for the issuance of shares of preferred or special classes adopted by the Board as provided in the Washington Business Corporation Act, fix any of the relative rights and preferences of such shares. Each committee of the Board is expressly empowered to authorize distributions by the corporation and the issuance of shares of the corporation to the extent specifically provided by resolution of the Board.

3.15.3              Quorum and Manner of Acting.  A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. Except as may be otherwise provided in the Washington Business Corporation Act, the act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

3.15.4              Minutes of Meetings.  All committees shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.5              Resignation.  Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board, or the Chairman of such committee, or by giving oral notice at any meeting of such committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.15.6              Removal.  The Board may remove from office any member of any committee elected or appointed by it but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these Bylaws.

3.16                        Compensation.  By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, or a fixed sum for attendance at each Board or committee meeting, or a stated

salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4.                            OFFICERS

4.1                               Number.  The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, including a Chairman of the Board, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person, except the offices of President and Secretary may not be held by the same person unless all of the issued and outstanding shares of the corporation are owned of record by one shareholder.

4.2                               Election and Term of Office.  The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

4.3                               Resignation.  Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board, or by giving oral notice at any meeting of the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4                               Removal.  Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5                               Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

4.6                               Chairman of the Board.  If elected, the Chairman of the Board shall perform such duties as shall be assigned to him or her by the Board from time to time and shall preside over meetings of the Board and shareholders unless another officer is appointed or designated by the Board as Chairman of such meeting.

4.7                               President.  The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, shall preside over meetings of the Board and shareholders in the absence of a Chairman of the Board, and, subject to the Board’s control, shall supervise and control all of the assets, business and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some other manner. In general, the President shall perform all duties incident to the office of President and such other duties as are prescribed by the Board from time to time.

4.8                               Vice President.  In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or any Assistant Secretary, certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts, or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or by the Board.

4.9                               Secretary.  The Secretary shall: (a) keep the minutes of meetings of the shareholders and the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and seal of the corporation; (d) keep registers of the post office address of each shareholder and Director; (e) sign, with the President or a Vice President, certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; (g) sign, with the President or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts, or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

4.10                        Treasurer.  If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these Bylaws; and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

4.11                        Salaries.  The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5.                            CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1                               Contracts.  The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2                               Loans to the Corporation.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

5.3                               Loans to Directors.  The corporation may not lend money to or guarantee the obligation of a Director unless approved by the holders of at least a majority of the votes represented by the outstanding shares of all classes entitled to vote thereon, excluding the votes of the benefited Director, or the Board determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

5.4                               Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.5                               Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6.                            CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1                               Issuance of Shares.  No shares of the corporation shall be issued unless authorized by the Board, or by a committee designated by the Board and empowered to do so, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2                               Certificates for Shares.  Certificates representing shares of the corporation shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. All certificates shall be consecutively numbered or otherwise identified.

6.3                               Stock Records.  The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4                               Restriction on Transfer.  Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

“The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933, or any applicable state law.”

6.5                               Transfer of Shares.  The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.6                               Lost or Destroyed Certificates.  In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

SECTION 7.                            BOOKS AND RECORDS

The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its shareholders and Board and such other records as may be necessary or advisable.

SECTION 8.                            ACCOUNTING YEAR

The accounting year of the corporation shall be the twelve months ending September 30, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9.                            SEAL

The seal of the corporation shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10.                     INDEMNIFICATION

10.1                        Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or, that being or having been such a Director or officer or an employee of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, includ-ing service with respect to employee benefit plans (hereinafter an “indemnitee”), whether the basis of a proceeding is alleged action in an official capacity as such a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that no indemnification shall be provided to any such indemnitee if the corporation is prohibited by the nonexclusive provisions of the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification; and provided, further, that except as provided in subsection 10.2 of this Section with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if a proceeding (or part thereof) was authorized or ratified by the Board. The right to indemnification conferred in this subsection 10.1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). Any advancement of expenses shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this subsection 10.1 and (1) upon delivery to the corporation of a written affirmation (hereinafter an “affirmation”) by the indemnitee of his or her good faith belief that such indemnitee has met the standard of conduct necessary for indemnification by the corporation pursuant to this Section or (2) upon such determination (hereinafter a “determination”) as may be permitted or required by the Washington Business Corporation Act or other applicable law.

10.2                        Right of Indemnitee to Bring Suit.  If a claim under subsection 10.1 of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part, in any such suit or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking and affirmation or determination have been tendered to or made by the corporation) and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled. Neither the failure of the corporation (including the Board, independent legal counsel or the shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including the Board, independent legal counsel or the shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

10.3                        Nonexclusivity of Rights.  The right to indemnification and the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of the corporation, general or specific action of the Board, contract or otherwise.

10.4                        Insurance, Contracts and Funding.  The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may enter into contracts with any Director, officer, employee or agent of the corporation in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

10.5                        Indemnification of Employees and Agents of the Corporation.  The corporation may, by action of the Board, grant rights to indemnification and advancement of expenses to employees and agents of the corporation with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of Directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

10.6                        Persons Serving Other Entities.  Any person who is or was a Director, officer or employee of the corporation who is or was serving (a) as a Director or officer of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under subsection 10.1 of this Section.

SECTION 11.                     AMENDMENTS

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board may be amended, repealed, altered or modified by the shareholders.

/s/ Vittorio De Zen
Vittorio De Zen, Secretary